UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Zions Bancorporation

(Exact name of registrant as specified in its charter)

Utah	87-0227400
(State of incorporation or organization)	(IRS Employer Identification No.)

One South Main Street, Suite 1500 Salt Lake City, Utah	84133
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration file number to which this form relates:

333-173299

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing 1/40th Interest in a Share of Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock, no par value, with a liquidation preference of $1,000 per share (the “Series H Preferred Stock”), of Zions Bancorporation (“Zions”). The descriptions set forth under the sections “Description of Depositary Shares” and “Description of Series H Preferred Stock” in the prospectus supplement dated April 29, 2013, as filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus included in the automatic shelf registration statement on Form S-3 (No. 333-173299) of Zions (the “Registration Statement”), as filed with the Commission on April 4, 2011, are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Restated Articles of Incorporation of Registrant dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Registrant’s Form S-4 filed on November 22, 1993.

3.2	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 30, 1997, incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

3.3	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 24, 1998, incorporated by reference to Exhibit 3.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

3.4	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 25, 2001, incorporated by reference to Exhibit 3.6 of Registrant’s Form S-4 filed July 13, 2001.

3.5	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated December 5, 2006, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed December 7, 2006.

3.6	Articles of Merger of The Stockmen’s Bancorp, Inc. with and into Zions Bancorporation, effective January 17, 2007, incorporated by reference to Exhibit 3.6 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.

3.7	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated July 7, 2008, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed July 8, 2008.

3.8	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated November 12, 2008, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed November 17, 2008.

3.9	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated June 30, 2009, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed July 2, 2009.

3.10	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated June 30, 2009, incorporated by reference to Exhibit 3.10 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

3.11	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated June 1, 2010, incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed June 3, 2010.

3.12	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated June 14, 2010, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on June 15, 2010.

3.13	Articles of Amendment to the Restated Articles of Incorporation of Registrant, dated May 4, 2012, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on May 7, 2012.

3.14	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated February 5, 2013, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on February 7, 2013.

3.15	Restated Bylaws of Zions Bancorporation dated November 8, 2011, incorporated by reference to Exhibit 3.13 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

4.1	Articles of Amendment to the Restated Articles of Incorporation of Registrant designating the Series H Preferred Stock, dated April 29, 2013, incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on May 3, 2013.

4.2	Form of Deposit Agreement, among Registrant, Zions First National Bank, as depositary, and the holders from time to time of the Depositary Receipts described therein, incorporated by reference to Exhibit 4.3 of Registrant’s Current Report on Form 8-K filed on May 3, 2013.

4.3	Form of Depositary Receipt, incorporated by reference to Exhibit 4.4 of Registrant’s Current Report on Form 8-K filed on May 3, 2013.

4.4	Form of certificate representing the Series H Preferred Stock, incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 3, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION

Date: May 3, 2013	By:	/s/ W. David Hemingway
W. David Hemingway
Executive Vice President